SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

Date of Report:  January 9, 1997

                           Titan Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State of other jurisdiction of incorporation)

        0-27436                                          94-3171940
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(Commission File Number)                       (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, California     94080
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone no. including area code:  (415) 244-4990

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Item 5.  Other Events

     On January 9, 1997, the Registrant entered into an agreement with Hoechst Marion Roussel, Inc. ("HMRI") pursuant to which the Registrant was granted an exclusive, worldwide license to the antipsychotic agent Iloperidone. The agreement requires the Registrant to pay HMRI an upfront license fee of $9.5 million payable as follows: $2 million in cash on January 20, 1997; $2 million in cash on July 18, 1997; and $5.5 million in common stock to be issued on January 20, 1997. The agreement provides for future payments to HMRI contingent upon the achievment of regulatory milestones. The Registrant will assume the development and marketing costs of Iloperidone and HMRI will be entitled to a royalty on net sales of the product. HMRI was granted registration rights exercisable commencing nine months after the receipt of shares under the agreement. Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.



Item 7        Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)  Exhibits

              20.1     Press Release dated January 9, 1997

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TITAN PHARMACEUTICALS INC.

                                       By: /s/Louis R. Bucalo
                                           -------------------------------------
                                           Louis R. Bucalo, M.D.
                                           President and Chief Executive Officer

Dated:  January  14, 1997